SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 22, 2010

VIRTUALSCOPICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2010, VirtualScopics, Inc., (the "Company") entered into Strategic Alliance Agreement with PPD Development, LP (“PPD”), a subsidiary of PPD, Inc. (the "Agreement").  The Agreement provides a framework under which the parties will work to provide integrated clinical and medical imaging services to biopharmaceutical companies in the therapeutic areas of hematology and oncology.  Although the initial focus of the alliance will be to develop integrated service offerings in the areas of hematology and oncology, the parties intend to work to expand the alliance beyond these therapeutic areas.  The Company is compensated for its services under the Agreement in accordance with the price schedule exhibit.  The prices and rates remain in effect during the initial term and may be updated upon mutual agreement of the parties for any renewal term.  The Agreement restricts the Company from providing better pricing to other providers.

The Agreement outlines commitments for both parties including specific areas where the integration of processes and services would minimize the duplication of activities of the performance of services to a customer.  As part of these commitments, the parties agree to work to promote their integrated service offerings in the designated therapeutic areas.  Both parties have agreed to work exclusively with one another on opportunities involving specified medical imaging services in the areas of hematology and oncology, but are free to work independently with customers who wish not to use the other party. The parties also commit, to the extent aware of an opportunity for clinical research or medical imaging services, to refer such opportunity to the other. Additionally, the Agreement requires the Company to seek first acceptance, or refusal, from PPD to pursue an alliance with another party with substantially similar commitments in other therapeutic areas.

The Agreement has  an initial two-year term with automatic one year renewals unless either party gives 30 days prior written notice to terminate.  Either party may terminate on 90 days notice, although specific work orders in process would be completed.  Either party may also terminate the Agreement  for cause due to a material breach by the other of the service commitments.  PPD is further permitted to terminate the Agreement, immediately, for cause, if, for among other reasons, (a) the Company fails to meet agreed timelines due to circumstances within its reasonable control; (b) the Company fails to provide reasonably competitive pricing; (c) there is a change of the Company's ownership equal to fifty percent (50%) or more of its outstanding voting securities; (d) a PPD competitor acquires a number of the Company’s outstanding voting securities which would require disclosure under Rule 13d-1 of the Securities Exchange Act of 1934; or (e) senior management changes at the Company.

The foregoing summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: October 28, 2010	By:	/s/ Molly Henders
Name: Molly Henders
Title: Chief Business and Financial Officer, Sr. Vice President